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                                                                    Exhibit 10.1

For Immediate Release

Contact:  Kenneth K. Rieth, CEO
          Peter C. Canepa, CFO
          Riviera Tool Company, 616.698.2100


                 RIVIERA TOOL RECEIVES NOTIFICATION LETTER FROM

                             AMERICAN STOCK EXCHANGE


GRAND RAPIDS, Mich., Feb. 14, 2006 -- Riviera Tool Co. (AMEX: RTC) today reported it has received notification from the American Stock Exchange (Amex) that the company does not meet certain of the continued listing standards as set forth in the Amex Company Guide.

The Grand Rapids, Mich. designer and manufacturer of stamping die systems said Amex cited Section 1003(a)(ii) of the Company Guide in the letter, indicating concern regarding Riviera Tool's shareholders equity of less than $4.0 million and losses from continuing operations and/or net losses in three out of its four most recent fiscal years. As of November 30, the company reported shareholders' equity of $3.54 million.

In order to maintain its listing, the company intends to submit a plan to Amex within the 30 days that will outline Rivera Tool's strategy to bring itself back into compliance. If accepted by Amex, the Company may be able to continue its listing during the 18-month period, during which time it will be subject to periodic review to determine progress consistent with the plan.

"We are exploring all of our options in order to maintain our listing on Amex, and we intend to resolve this issue as quickly as possible," said Kenneth K. Rieth, president and chief executive officer of Riviera Tool. "Our business improved in the months of December and January when we received approximately $4.4 million of new contracts, and we expect these results will help us return to compliance."

ABOUT RIVIERA TOOL

Riviera Tool Co. (www.rivieratool.com) designs, develops and manufactures large-scale, custom metal stamping die systems used in the high-speed production of sheet metal parts and assemblies for the global automotive industry. A majority of Riviera's sales are to BMW, Nissan, DaimlerChrysler, General Motors Corp., Ford Motor Co. and their Tier One suppliers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities laws. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological.

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